UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

July 5, 2007
(Date of the earliest event reported)

Simulations Plus, Inc.
(Exact name of registrant as specified in its charter)

California	333-142882	95-4595609
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

42505 10th Street West, Lancaster, California 93534-7059
(Address of principal executive offices) (Zip Code)

661-723-7723
Registrant's telephone number, including area code

Item 8.01 Other Events

On July 5, 2007, Simulations Plus, Inc., a California corporation (the "Company"), held a conference call for investors to review the financial results for the three and nine months ended May 31, 2007. A copy of the PowerPoint slides used as notes for this call is call is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

During the conference, Mr. Walter Woltosz, CEO of the Company, provided new revenue guidance. The Company expects the fiscal year 2007 revenue to be approximately $8,755,000 which is $2.9 million more than $5,855,000 in the fiscal year 2006.

This report on Form 8-K (the "Report"), including the disclosures set forth herein, contains certain forward-looking statements that involve substantial risks and uncertainties. When used herein, the terms "anticipates," "expects," "estimates," "believes" and similar expressions, as they relate to us or our management, are intended to identify such forward-looking statements. Forward-looking statements in this Report or hereafter, including in other publicly available documents filed with the Securities and Exchange Commission (the "Commission"), reports to the stockholders of Simulations Plus, Inc., a California corporation (the "Company" or "us," "our" or "we") and other publicly available statements issued or released by us involve known and unknown risks, uncertainties and other factors which could cause our actual results, performance (financial or operating) or achievements to differ from the future results, performance (financial or operating) or achievements expressed or implied by such forward-looking statements. Such future results are based upon management's best estimates based upon current conditions and the most recent results of operations. These risks include, but are not limited to, the risks set forth herein and in such other documents filed with the Commission, each of which could adversely affect our business and the accuracy of the forward-looking statements contained herein. Our actual results, performance or achievements may differ materially from those expressed or implied by such forward-looking statements.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits

99.1	PowerPoint presentation for the Investor Conference Call on July 5, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SIMULATIONS PLUS, INC.

Dated: July 5, 2007	By: /s/ Momoko Beran
Momoko Beran
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	PowerPoint presentation for the Investor Conference Call on July 5, 2007.